Exhibit 10.4

EXECUTION VERSION

PRIORITY CONFIRMATION JOINDER

Reference is made to the Intercreditor Agreement, dated as of May 11, 2015 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) between TORONTO DOMINION (TEXAS), LLC, as Priority Lien Agent for the Priority Lien Secured Parties (as defined therein), Morgan Stanley Senior Funding, Inc., as Second Lien Collateral Trustee for the Second Lien Secured Parties (as defined therein) and Wilmington Trust, National Association, as Third Lien Collateral Trustee for the Third Lien Secured Parties (as defined therein).

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Priority Confirmation Joinder is being executed and delivered pursuant to Section 4.04(c) of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being Initial third Lien Obligations under the Intercreditor Agreement.

1. Joinder. The undersigned, Wilmington Trust, National Association, a national banking association, (the “New Representative”) as (i) trustee (in such capacity, the “Third Lien Trustee”) under that certain Indenture, dated as of September 7, 2016 (the “Third Lien Indenture”), by and among the New Representative, as Third Lien Trustee, W&T Offshore, Inc. and the guarantors party thereto hereby and (ii) collateral trustee (in such capacity, the “Third Lien Collateral Trustee”) under that certain Collateral Trust Agreement, dated as of September 7, 2016 (the “Third Lien Collateral Trust Agreement”), among W&T Offshore, Inc., the guarantors party thereto, the Trustee and other Third Lien Debt Representatives (as defined therein) party thereto and the New Representative, as Third Lien Collateral Trustee:

(a) represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the Initial Third Lien Secured Parties under the Initial Third Lien Debt Facility as Third Lien Collateral Trustee under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b) agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

Wilmington Trust, National Association, as Third Lien Trustee and Third Lien Collateral Trustee

15950 North Dallas Parkway, Suite 550

Dallas, Texas 75248

Attention: W&T Offshore, Inc. Senior Second Lien PIK Toggle Notes Administrator

Facsimile: (888) 316-6238

2. Priority Confirmation.

The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Third Lien Debt for which the undersigned is acting as Third Lien Trustee and Third Lien Collateral Trustee hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Secured Debt under the Intercreditor Agreement, that:

(a) all Third Lien Obligations will be and are secured equally and ratably by all Third Liens at any time granted by W&T or any other Grantor to secure any Obligations in respect of such Series of Third Lien Debt, whether or not upon property otherwise constituting Collateral for such Series of Third Lien Debt, and that all such Third Liens will be enforceable by the Third Lien Collateral Trustee with respect to such Series of Third Lien Debt for the benefit of all Third Lien Secured Parties equally and ratably;

(b) the New Representative and each holder of Obligations in respect of the Series of Third Lien Debt for which the undersigned is acting as Third Lien Collateral Trustee are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens, Second Liens and Third Liens and the order of application of proceeds from enforcement of Priority Liens, Second Liens and Third Liens.

3. Full Force and Effect of Intercreditor Agreement. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

4. Governing Law and Miscellaneous Provisions. The provisions of Article IX of the Intercreditor Agreement will apply with like effect to this Priority Confirmation Joinder.

5. Expenses. W&T agree to reimburse each Secured Debt Representative for its reasonable out of pocket expenses in connection with this Priority Confirmation Joinder, including the reasonable fees, other charges and disbursements of counsel.

6. Concerning the New Representative. Wilmington Trust, National Association is delivering this Priority Confirmation Joinder solely in its capacity as Third Lien Trustee under the Third Lien Indenture and Third Lien Collateral Trustee under the Third Lien Collateral Trust Agreement and shall be entitled to all of the rights, privileges and immunities in the Third Lien Indenture and the Third Lien Collateral Trust Agreement (as applicable) as though fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Priority Confirmation Joinder to be executed by their respective officers or representatives as of September 7th, 2016.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Third Lien Trustee

By:	/s/ Shawn Goffinet

Name:	Shawn Goffinet

Title:	Assistant Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Third Lien Collateral Trustee

By:	/s/ Shawn Goffinet

Name:	Shawn Goffinet

Title:	Assistant Vice President

The Priority Lien Agent hereby acknowledges receipt of this Priority Confirmation Joinder:

TORONTO DOMINION (TEXAS) LLC,
as Priority Lien Agent

By:	/s/ Martin T. Snyder

Name:	Martin T. Snyder

Title:	Vice President

The Second Lien Collateral Trustee hereby acknowledges receipt of this Priority Confirmation Joinder:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Second Lien Collateral Trustee

By:	/s/ William Graham

Name:	William Graham

Title:	Authorized Signatory

Acknowledged and Agreed to by:

W&T Offshore, Inc., as Issuer

By:	/s/ John D. Gibbons

Name:	John D. Gibbons

Title:	Senior Vice President and Chief Financial Officer